Exhibit 3.17

COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION ARTICLES OF AMENDMENT CHANGING THE NAME OF A VIRGINIA STOCK CORPORATION By Unanimous Consent of the Shareholders

The undersigned, on behalf of the corporation set forth below, pursuant to § 13.1-710 of the Code of Virginia, states as follows:

1.	The current name of the corporation is

Newport News Energy Company

.

2.	The name of the corporation is changed to

HII Energy Inc.

The effective date of this filing shall be July 2, 2018. .

3.	The foregoing amendment was adopted by unanimous consent of the shareholders on

May 15, 2018 .
(date)

Executed in the name of the corporation by:

06/26/2018
(signature)	(date)
Charles R, Monroe, Jr.	Secretary
(printed name)	(corporate title)
757-688-6802	701099
(telephone number (optional))	(corporation’s SCC corporate ID no.)

(The execution must be by the chairman or any vice-chairman of the board of directors, the president, or any other of its officers authorized to act on behalf of the corporation.)

PRIVACY ADVISORY: Information such as social security number, date of birth, maiden name, or financial institution account numbers is NOT required to be included in business entity documents filed with the Office of the Clerk of the Commission. Any information provided on these documents is subject to public viewing.

SEE INSTRUCTIONS ON THE REVERSE

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, JUNE 28, 2018

The State Corporation Commission has found the accompanying articles submitted on behalf of

HII Energy Inc. (formerly Newport News Energy Company)

to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective July 2, 2018.

The corporation is granted the authority conferred on it by law in accordance with the article, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By

Mark C. Christie
Commissioner

18-06-27-1204

AMENACPT

CIS0338

I Certify the Following from the Records of the Commission:

The foregoing is a true copy of the certificate of amendment filed in the Clerk’s Office of the Commission on June 28, 2018 by Hill Energy Inc. effective as of July 2, 2018.

Nothing more is hereby certified.

Signed and Sealed at Richmond on this Date:
June 29, 2018

Joel H. peck, Clerk of the Commission

CISDJD